Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH QUARTER

AND YEAR END 2025 FINANCIAL RESULTS

Frisco, Texas (February 23, 2026) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter 2025 Highlights:

●	Net Service Revenues Increase 25.6% to $373.1 Million
●	Net Income of $29.8 Million, or $1.61 per Diluted Share
●	Adjusted Net Income per Diluted Share Increases 28.3% year-over-year to $1.77
●	Adjusted EBITDA Increases 33.3% year-over-year to $50.3 Million
●	Cash Flow from Operations of $18.8 Million

Overview

Net service revenues were $373.1 million for the fourth quarter of 2025, a 25.6% increase compared with $297.1 million for the fourth quarter of 2024. Net income was $29.8 million for the fourth quarter of 2025 compared with $19.5 million for the fourth quarter of 2024, while net income per diluted share was $1.61 compared with $1.07 for the same period a year ago. Adjusted EBITDA increased 33.3% to $50.3 million for the fourth quarter of 2025 from $37.8 million for the fourth quarter of 2024. Adjusted net income was $32.6 million for the fourth quarter of 2025 compared with $25.2 million for the prior-year period, while adjusted net income per diluted share was $1.77 compared with $1.38 for the fourth quarter of 2024. Adjusted net income per diluted share for the fourth quarter of 2025 excludes the impact of accounts receivable settlements related to divested New York operations of $(0.07), acquisition expenses of $0.05 and stock-based compensation expense of $0.18. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the full year 2025, net service revenues increased 23.2% to $1.42 billion from $1.15 billion for the prior-year period. Net income was $95.9 million for 2025 compared with $73.6 million for 2024, and net income per diluted share was $5.22 compared with $4.23 per diluted share. Adjusted EBITDA increased 28.3% to $180.0 million for 2025 from $140.3 million for 2024. Adjusted net income was $114.7 million for 2025 compared with $91.4 million for 2024, while adjusted net income per diluted share was $6.23 compared with $5.26 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Our fourth quarter results marked a strong finish to a successful year of growth and progress for Addus. Net service revenues increased 25.6% and adjusted EBITDA was up 33.3% over the fourth quarter of 2024. For the full year, we achieved a new annual record of $1.4 billion in net service revenues, an increase of 23.2% compared with 2024. Continued strong demand has supported this impressive growth as an increasing number of consumers and payers benefit from the value and cost efficiency offered by our home-based care services. With solid execution, our team has done an outstanding job meeting this demand with the ability to leverage our scale and proven operating model across the care continuum. We have also benefitted from continued favorable and stable hiring trends, which support our business, especially in our personal care segment. We are fortunate to have a team of capable and dedicated caregivers who provide outstanding care as we respond to the needs of a growing number of patients and families across the markets we serve.

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ADUS Announces Fourth Quarter 2025 Financial Results

February 23, 2026

“Our personal care business has been the key driver of our growth and accounted for 76.6% of our revenues for the fourth quarter. The 6.3% organic revenue growth in our personal care business was supported by strong volumes as well as higher rates in certain key markets compared with the same period last year. These results also include the personal care operations of Del Cielo Home Care Services (“Del Cielo”), which we acquired on October 1, 2025.

“We are pleased with the funding support from many of the states where we operate, including a recent 9.9% rate increase in Texas that was effective September 1, 2025. With the addition of Gentiva’s personal care operations in December 2024, and more recently Del Cielo, Texas is now our second largest personal care market, so this increase will have a significant positive impact on our business going forward. In addition, the State of Illinois, our largest personal care market, announced an increase of 3.9% beginning January 1, 2026.

“We are pleased with the positive trends in our hospice care business, which accounted for 18.8% of our revenue in the fourth quarter. The operational improvements we have made over the past year resulted in a solid 16.0% organic revenue growth supported by year-over-year increases in admissions, average daily census, and revenue per patient day. Our home health services accounted for 4.6% of fourth quarter revenue. While this represents our smallest business segment, we continue to believe our home health operations provide an important clinical partner to our personal care and hospice care segments, allowing us to further our goal of providing all three levels of care in select markets,” said Allison.

Cash and Liquidity

As of December 31, 2025, the Company had cash of $81.6 million and bank debt of $124.3 million, with capacity and availability under its revolving credit facility of $650.0 million and $517.7 million, respectively. Net cash provided by operating activities was $18.8 million for the fourth quarter of 2025 and $111.5 million for 2025.

Allison added, “We have continued to use our strong cash flow from operations in 2025 to pay down debt, allowing us greater flexibility in our capital allocation strategy. Acquisitions remain an integral part of our overall growth strategy, and Addus has achieved a solid record of deriving value from our acquired operations, including three acquisitions completed in 2025. Going forward, our development team will continue to assess both clinical and non-clinical operations to increase the density and geographic coverage in strategic markets. We also see important synergies in offering multiple elements of the care continuum as we build scale and extend our market reach. We are optimistic that we will see additional acquisition opportunities in 2026. While our priority is to deploy our capital for acquisitions, we also continue to invest in our business, adding technologies that support our operations and enhance the work of our caregivers.

Looking Ahead

“We are extremely proud of the important work Addus is doing to address a vital need for quality, compassionate care for more patients and families in their preferred home setting. We believe we offer a strong value proposition that meets the growing demand for home-based care. Our favorable results for 2025 affirm our strategic priorities, and we will continue to extend our market reach through both organic growth and acquisitions in the year ahead. We recognize the success of our operations and continued growth reflect the hard work and dedication of the caregivers who are the face of Addus, and we are grateful for the outstanding care and support they provide every day. Working together, we look forward to the opportunities ahead for Addus in 2026,” said Allison.

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ADUS Announces Fourth Quarter 2025 Financial Results

February 23, 2026

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, the gain or loss on the sale of assets, the impairment of operating lease assets, the impact of New York retroactive rate increases, and the impact of New York accounts receivable settlements. The Company defines adjusted EBITDA as earnings before net interest expense, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, the gain or loss on the sale of assets, the impairment of operating lease assets, the impact of New York retroactive rate increases, and the impact of New York accounts receivable settlements. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, gain or loss on the sale of assets, impairment of operating lease assets, the impact of New York retroactive rate increases, and the impact of New York accounts receivable settlements. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus HomeCare will host a conference call on Tuesday, February 24, 2026, at 9:00 a.m. Eastern Time. Joining the call from the Company will be Dirk Allison, Chairman and CEO, Brian Poff, Executive Vice President and CFO, and Heather Dixon, President and COO. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on March 3, 2026, by dialing (855) 669-9658 (international dial-in number is (412) 317-0088) and entering pass code 4057470.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 62,500 patients and consumers through 262 locations across 23 states. For more information, please visit www.addus.com.

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ADUS Announces Fourth Quarter 2025 Financial Results

February 23, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024

Net service revenues	$373,078	$297,144	$1,422,530	$1,154,599
Cost of service revenues	249,473	195,662	960,656	779,578

Gross profit	123,605	101,482	461,874	375,021
	33.1%	34.2%	32.5%	32.5%
General and administrative expenses	77,180	71,356	306,847	258,800
Depreciation and amortization	4,148	3,214	16,412	13,530
Total operating expenses	81,328	74,570	323,259	272,330

Operating income	42,277	26,912	138,615	102,691

Total interest expense, net	2,129	698	11,170	3,338

Income before income taxes	40,148	26,214	127,445	99,353
Income tax expense	10,366	6,688	31,535	25,755

Net income	$29,782	$19,526	$95,910	$73,598

Net income per diluted share:	$1.61	$1.07	$5.22	$4.23

Weighted average number of common shares outstanding:
Diluted	18,447	18,294	18,391	17,380

Cash Flow Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024

Net cash provided by operating activities	$18,763	$10,418	$111,507	$116,434
Net cash (used in) investing activities	(10,056)	(354,486)	(32,500)	(354,610)
Net cash provided by (used in) financing activities	(29,008)	220,127	(96,301)	272,296

Net change in cash	(20,301)	(123,941)	(17,294)	34,120
Cash at the beginning of the period	101,918	222,852	98,911	64,791
Cash at the end of the period	$81,617	$98,911	$81,617	$98,911

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ADUS Announces Fourth Quarter 2025 Financial Results

February 23, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,
	2025	2024

Assets

Current assets
Cash	$81,617	$98,911
Accounts receivable, net	151,695	122,880
Prepaid expenses and other current assets	36,179	38,591

Total current assets	269,491	260,382

Property and equipment, net	24,998	24,703

Other assets
Goodwill	996,696	970,558
Intangible assets, net	102,410	109,643
Operating lease assets	43,713	47,348
Total other assets	1,142,819	1,127,549

Total assets	$1,437,308	$1,412,634

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$16,832	$27,176
Accrued payroll	65,941	62,053
Accrued expenses	28,191	28,959
Operating lease liabilities - current portion	13,144	12,800
Government stimulus advance	11,699	11,239
Accrued workers compensation	13,680	13,644
Total current liabilities	149,487	155,871

Long-term debt, less current portion, net of debt issuance costs	120,959	218,443
Long-term lease liability, less current portion	37,259	41,883
Deferred tax liabilities, net	44,065	25,820
Other long-term liabilities	235	125
Total long-term liabilities	202,518	286,271

Total liabilities	352,005	442,142

Total stockholders' equity	1,085,303	970,492

Total liabilities and stockholders' equity	$1,437,308	$1,412,634

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ADUS Announces Fourth Quarter 2025 Financial Results

February 23, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Service Revenues by Segment

Personal Care	$285,976	$220,328	$1,089,215	$856,581
Hospice	70,002	58,989	262,542	228,191
Home Health	17,100	17,827	70,773	69,827
Total Revenue	$373,078	$297,144	$1,422,530	$1,154,599

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ADUS Announces Fourth Quarter 2025 Financial Results

February 23, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024

Personal Care

States served at period end	-	-	23	23
Locations at period end	-	-	201	196
Average billable census - same store (1)	35,927	36,342	35,996	36,474
Average billable census - acquisitions (2)	15,044	14,581	15,253	14,581
Average billable census - divestiture (3)	-	-	-	964
Average billable census total	50,971	50,923	51,249	52,019
Billable hours (in thousands)	11,055	8,210	42,670	31,309
Average billable hours per census per month (2)	72.3	69.6	70.1	71.5
Billable hours per business day	167,505	124,397	163,487	119,498
Revenues per billable hour	$25.70	$26.40	$25.48	$27.21
Organic growth
- Revenue	6.3%	5.8%	7.0%	7.7%

Hospice

Locations served at period end	-	-	39	38
Admissions	3,180	3,095	13,240	12,866
Average daily census	3,885	3,472	3,760	3,461
Average discharge length of stay	104.2	97.9	95.6	94.1
Patient days	357,380	319,460	1,369,425	1,266,701
Revenue per patient day	$193.46	$185.95	$191.06	$181.08
Organic growth
- Revenue	16.0%	7.8%	14.1%	5.9%
- Average daily census	11.5%	2.7%	8.2%	1.3%

Home Health

Locations served at period end	-	-	22	24
New Admissions	4,621	4,365	18,474	18,622
Recertifications	2,568	3,249	11,010	13,047
Total Volume	7,189	7,614	29,484	31,669
Visits	86,304	99,803	366,228	422,516
Organic growth
- Revenue	(7.4)%	1.6%	(3.6)%	(3.1)%
- New admissions	3.5%	(6.2)%	(2.2)%	(3.0)%
- Volume	(7.5)%	(3.2)%	(8.0)%	(1.9)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	49.9%	54.2%	50.8%	53.3%
Managed care organizations	47.3	43.1	46.0	44.0
Private duty	2.3	2.0	2.6	1.8
Commercial	0.4	0.5	0.5	0.7
Other	0.1%	0.2%	0.1%	0.2%

Hospice

Medicare	93.7%	91.4%	93.1%	91.2%
Commercial	2.9	4.9	3.3	5.1
Managed care organizations	2.7	3.5	3.1	3.3
Other	0.7%	0.2%	0.5%	0.4%

Home Health

Medicare	64.3%	69.2%	67.4%	69.5%
Managed care organizations	26.0	24.2	24.0	25.2
State, local and other governmental programs	6.5	3.4	5.7	1.0
Commercial	2.8	2.9	2.5	3.9
Other	0.4%	0.3%	0.4%	0.4%

(1) Exited sites would have reduced same store census for the three and twelve months ended December 31, 2024, by 64 and 65, respectively.  Exited stores would have reduced same store census for the three and  twelve months ended December 31, 2025, by 7 and 42, respectively.

(2) The average billable census and average billable hours per census per month for the three and twelve months ended December 31, 2024, and December 31, 2025, were prorated for the date of the acquisition.

(3) The average billable census associated with the divestiture of our New York business of 964 for the twelve months ended December 31, 2024, were reclassified out of same stores for comparability purposes.

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ADUS Announces Fourth Quarter 2025 Financial Results

February 23, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$29,782	$19,526	$95,910	$73,598

Interest expense, net	2,129	698	11,170	3,338
(Gain) Loss on sale of assets	4	(3,725)	(2)	(3,738)
Income tax expense	10,366	6,688	31,535	25,755
Depreciation and amortization	4,148	3,214	16,412	13,530
Impact of lease impairment	-	4,968	-	4,968
Impact of New York retroactive rate increases	-	(3,487)	-	(3,004)
Impact of New York accounts receivable settlements	(1,864)	-	(1,864)	-
Acquisition expenses	1,227	7,031	8,899	14,678
Stock-based compensation expense	4,547	2,858	16,424	11,165
Restructure and other non-recurring costs	-	-	1,500	-
Adjusted EBITDA	$50,339	$37,771	$179,984	$140,290

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$29,782	$19,526	$95,910	$73,598

(Gain) Loss on sale of assets	4	(3,725)	(2)	(3,738)
Impact of lease impairment	-	4,968	-	4,968
Impact of New York retroactive rate increases	-	(3,487)	-	(3,004)
Impact of New York accounts receivable settlements	(1,864)	-	(1,864)	-
Acquisition expenses	1,227	7,031	8,899	14,678
Stock-based compensation expense	4,547	2,858	16,424	11,165
Restructure and other non-recurring costs	-	-	1,500	-
Tax Effect	(1,072)	(1,958)	(6,175)	(6,240)

Adjusted Net Income	$32,624	$25,213	$114,692	$91,427

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.61	$1.07	$5.22	$4.23

(Gain) Loss on the sale of assets per diluted share	-	(0.15)	-	(0.16)
Impact of lease impairment per diluted share	-	0.20	-	0.21
Impact of New York retroactive rate increases per diluted share	-	(0.14)	-	(0.13)
Impact of New York accounts receivable settlements per diluted share	(0.07)	-	(0.08)	-
Acquisition expenses per diluted share	0.05	0.29	0.36	0.63
Restructure and other non-recurring costs per diluted share	-	-	0.06	-
Stock-based compensation expense per diluted share	0.18	0.11	0.67	0.48

Adjusted net income per diluted share	$1.77	$1.38	$6.23	$5.26

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$373,078	$297,144	$1,422,530	$1,154,599

Revenues associated with the closure of certain sites	(994)	(4,779)	(4,309)	(76,706)

Adjusted net service revenues	$372,084	$292,365	$1,418,221	$1,077,893

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ADUS Announces Fourth Quarter 2025 Financial Results

February 23, 2026

Footnotes:

(1) We define Adjusted EBITDA as earnings before net interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, impairment of operating lease assets, the impact of New York retroactive rate increases, and the impact of New York accounts receivable settlements. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.  Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  We believe that Adjusted EBITDA is useful to investors, management and others in evaluating the Company's operating performance, to provide investors with insight and consistency in the Company's financial reporting and to present a basis for comparison of the Company's business among periods, and to facilitate comparison with results of the Company's peers.  Additionally, we believe that Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of other public companies.  The financial results presented in accordance with U.S GAAP and a reconciliation of this non-GAAP measure included within our Annual Report on Form 10-K should be carefully evaluated.

(2) We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, gain on the sale of assets, lease impairment, the impact of New York retroactive rate increases, and the impact of New York accounts receivable settlements. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3) We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs, gain on the sale of assets, lease impairment,  the impact of New York retroactive rate increases, and the impact of New York accounts receivable settlements.  Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4) We define Adjusted net service revenues as revenue adjusted for the closure of certain sites.  Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

-END-